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                                                                  EXHIBIT 10.97

                            LIMITED AGENCY AGREEMENT

     This limited agency agreement ("Agreement") is entered into by and between Olympic Underwriting Managers, Inc., a Delaware corporation ("Olympic"), Transre Insurance Services and Exstar E&S Insurance Services, California corporations (collectively "E&S").

OLYMPIC AND E&S HEREBY AGREE AS FOLLOWS:

ARTICLE 1 - APPOINTMENT

1.1 Olympic hereby retains E&S to act on behalf of Olympic with the authority and subject to the terms and conditions hereinafter set forth, and E&S hereby accepts such retention.

1.2 Olympic's retention of E&S hereby shall not restrict in any manner the right of Olympic or any insurer or insurers represented by Olympic (such insurer or insurers jointly with Olympic hereinafter are referred to as "Olympic/Insurer") to retain other producers.

ARTICLE 2 - DEFINITIONS

2.1 "Sub-producer" shall mean any insurance broker, insurance agent or other person or entity properly licensed to produce insurance and through which Policies may be produced.

2.2    "Effective Date" shall mean 12:01 a.m. (local Eastern time), June 24,
1996.

2.3 "Policy" shall mean any policy, contract, coverage slip, endorsement, binder, certificate, proposal for insurance or other document which binds Olympic/Insurer to insurance or assumed facultative reinsurance coverage issued or renewed by Olympic/Insurer on or after the Effective Date through E&S and shall also include any rewrite, renewal or extension (whether before or after termination of this Agreement) through E&S required by law.

ARTICLE 3 - AUTHORITY OF E&S

3.1 E&S is hereby authorized and assumes the duty to act on behalf of Olympic/Insurer as a fire and casualty broker-agent, surplus lines broker and special lines surplus lines broker. All actions and inactions of E&S under this authorization shall be subject to the ultimate authority of Olympic/Insurer, and Olympic/Insurer from time to time shall be entitled to place reasonable restrictions on E&S' authority; provided such restrictions are in writing.


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3.2    E&S is hereby authorized, subject to Article 11 requiring prior written permission and applicable law, to advertise and solicit with respect to Olympic/Insurer and the business to be produced through E&S hereunder.

3.3 E&S is hereby authorized, subject to underwriting guidelines established and rates set by Olympic/Insurer from time to time and applicable law, to accept applications, to quote, bind and decline coverages and to conduct audits ("underwrite") on behalf of Olympic/Insurer for all classes or lines of insurance set forth in the Schedule of Business prepared by Olympic/Insurer and attached hereto ("Schedule of Business"); provided E&S shall use applications and quote, bind and decline forms approved by Olympic/Insurer, and provided additionally E&S shall have no authority to bind reinsurance or retrocessions on behalf of Olympic/Insurer. The Schedule of Business shall provide the authority of E&S with regard to, but not limited to, underwriting guidelines, the types of risks which may be written, the basis of the rates to be charged, maximum limits of liability, applicable exclusions territorial limitations, Policy cancellation provisions, maximum Policy periods and maximum annual premium volume. The Schedule of Business may be amended from time to time as deemed appropriate by Olympic/Insurer, provided such amendments are in writing.

3.4 E&S is hereby authorized, subject to applicable law, to print, maintain, execute and issue surplus line broker's certificates, to deliver Policies and (except in California and other states with similar laws until such time, if ever, as the laws in such states are appropriately amended) to assemble, countersign and issue Policies.

3.5 E&S is hereby authorized, subject to applicable law, Policy provisions and Olympic/Insurer's ultimate authority, to cancel and renew Policies underwritten or delivered by E&S hereunder.

3.6 E&S shall be responsible to the insured while this Agreement continues in effect for the renewal or non-renewal of any Policy underwritten or delivered by E&S hereunder and shall timely communicate any renewal quote or notice of non-renewal to the insured to preclude the extension of coverage beyond the expiration date of the Policy.

3.7 E&S is hereby authorized, subject to the applicable provisions of this Agreement, to receive and receipt for premiums and fees, to pay return premiums, to pay adjustments and to retain and pay commissions out of such collected premiums, subject to the provisions of this Agreement.

3.8 E&S shall not authorize any Sub-producer or other person or entity to quote, bind, or decline coverages or otherwise underwrite on behalf of Olympic/Insurer without the prior written consent of Olympic/Insurer.

3.9 The original sources of some or all business under this Agreement shall be Sub-producers retained by E&S. E&S is hereby authorized to retain and to enter into agreements with such Sub-producers with respect to the business hereunder; provided


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E&S shall have no authority to obligate Olympic/Insurer in any manner to such
Sub-producers and all agreements with such Sub-producers shall provide that the sub-producers shall have no claims or causes of action against Olympic/Insurer except for reckless conduct or willful misconduct of Olympic/Insurer. Additionally, E&S shall be responsible for verifying the proper licensing of such Sub-producers, and if any liabilities are incurred by Olympic/Insurer as the result of E&S' accepting business from unlicensed or improperly licensed Sub-producers, E&S shall indemnify and hold Olympic/Insurer harmless from, and reimburse Olympic/Insurer for, any and all such liabilities, including but not limited to fines, court costs and expenses, legal fees and travel expenses.

3.10 E&S may accept premium financed by premium finance companies, upon terms and conditions approved in writing by Olympic/Insurer.

3.11 E&S shall not process, adjust, settle or pay any claims under Policies underwritten or delivered by E&S pursuant to this Agreement, nor shall E&S commit Olympic/Insurer to pay any Policy claim. Should E&S become aware, or have delivered to E&S, any notice of claim or claim, E&S promptly shall forward such notice or claim to Olympic/Insurer or its designee.

ARTICLE 4 - COMPENSATION

4.1 Except as otherwise specified on the Schedule of Business, Olympic shall allow E&S a gross commission of 27.5% of all gross written premium derived from Policies underwritten or delivered by E&S hereunder. The commission arrangement shall be reviewed semiannually as of January 1 and July 1 of each year and shall be subject to adjustment as agreed by the parties.

4.2 Out of such gross commission. E&S shall allow for all commissions due to Sub-producers and others with respect to Policies underwritten or delivered by E&S hereunder.

4.3 If there is not a Sub-producer to receive the designated commission on a Policy, E&S shall be entitled retain the commission.

4.4 E&S also shall be entitled to retain all policy and other fees charged by E&S with respect to business produced hereunder to the extent such fees are permitted E&S by law.

ARTICLE 5 - ACCOUNTTNG, RECORDS AND EDP

5.1 E&S shall provide and maintain in forms reasonably acceptable to Olympic/Insurer all books, records, dailies and correspondence with policyholders necessary to determine the amount liability of Olympic/Insurer and the amount of premium therefrom.

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5.2    The omission of any item from any statement, or report applicable to the business hereunder shall not affect the responsibility of either party to account for and pay all amounts due the other party hereunder, nor shall it prejudice the rights of either party to collect all such amounts due from the other party.

5.3 E&S shall prepare separate, itemized, invoices and/or monthly statements for each Sub-producer on the business produced by the Sub-producers hereunder, and furnish the Sub-producers IRS Forms 1099 each year if and when required.

5.4 All of E&S records applicable to the business hereunder shall be kept in such manner and form as are generally recognized as acceptable in the insurance industry or as reasonably may be required by Olympic/Insurer. Such records shall be maintained for five years or for any longer retention period required by law or Olympic/Insurer.

5.5 All records in E&S' possession or control and applicable to the business hereunder shall be made available upon prior written request for inspection, copying and/or audit at reasonable times by Olympic/Insurer or its agents.

5.6 All records in E&S' possession or control and applicable to the business hereunder shall be made available, upon prior written request and at Olympic/Insurer's cost, for inspection at any office of Olympic/Insurer, should such inspection be requested by insurance department or other governmental authorities.

5.7 E&S shall immediately forward upon request to Olympic/Insurer or Olympic/Insurer's agents exact, as written, copies of all applications, Policies and reports underwritten or delivered by E&S or used by E&S hereunder, including all other evidence of insurance written, modified or terminated.

5.8 E&S shall be solely responsible for and shall keep accurate records of all policy supplies assigned to E&S and shall account to Olympic/Insurer, upon Olympic/Insurer's request, for all outstanding and unused policy supplies. If canceled or terminated policy supplies are unavailable, E&S shall forward or cause to be forwarded to Olympic/Insurer properly executed lost policy receipts therefor.

5.9 Olympic/Insurer shall purchase as reasonably requested by E&S and necessitated by law a server and related EDP hardware and software to be maintained by Olympic/Insurer at a site reasonably acceptable to E&S for the purpose of efficient data collection and document production. Additionally, Olympic/Insurer may install to the extent reasonable and in compliance with law EDP and transmission equipment in the offices of E&S and connect into the EDP equipment of E&S; provided the allocation of expense between Olympic/Insurer and E&S arising from any such installation and connection shall be negotiated prior to such installation and connection.


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5.10    Olympic/Insurer shall be entitled to conduct semi-annually examinations of E&S' operations. Such examinations shall be conducted in reasonable manners and may cover such matters as required or permitted by law.

ARTICLE 6 - E&S' REPORTS

6.1 E&S shall provide to Olympic/Insurer weekly and monthly electronic data transfer and bordereaux providing such policy information in such format as reasonably requested by Olympic/lnsurer, and shall provide to Olympic/Insurer monthly by the eighth business day of the following month accounting bordereaux providing such information in such format as reasonably requested by Olympic/Insurer, in respect of Policies issued or delivered by E&S hereunder. Olympic/Insurer may alter the information required to be included in and the formats of such reports from time to time; provided any such alteration does not unreasonably burden E&S.

6.2 E&S shall furnish Olympic/Insurer with any additional information and reports as reasonably requested by Olympic/Insurer and necessary to complete Olympic/Insurer's quarterly and annual statements filed with regulatory authorities or otherwise satisfy regulatory requirements.

6.3 E&S shallannually furnish Olympic/lnsurer, within 90 days following the end of E&S' fiscal year, current (audited, if available) financial statements of E&S. These financial statements shall include, but not be limited to, profit and loss, balance sheet and cash flow statements.

ARTICLE 7 - EXPENSES

7.1 E&S shall be responsible for and promptly pay all expenses attributable to producing and servicing business under this Agreement, except as specified in
Section 7.2. This responsibility shall not be altered whether the expenses are billed to E&S or Olympic/Insurer. These expenses shall include, but not be limited to:

       (a)   Salaries, related taxes and benefits of all employees of E&S;

       (b)   Transportation, lodging and meals of employees of E&S;

       (c)   Postage and other delivery charges;

       (d)   Advertising not specifically agreed to by Olympic/Insurer;

       (e)   EDP hardware, software and programming, except as provided in
       Section 5.9;

       (f)   Countersignature fees or commissions:



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       (g)   License and appointment fees for agents, brokers and others;

       (h) Income and state and local sales taxes, if any, directly applicable to E&S' business;

       (i) Taxes on surplus lines premium, and policy fees if necessary in respect of Policies underwritten or delivered by E&S hereunder;

       (j) Costs of office space, facilities, equipment and occupancy used by E&S;

       (k) Legal and auditing expenses incurred by E&S in the normal conduct of its business; and

       (l) Such other expenses as are customarily borne by insurance producers.

7.2 Olympic/Insurer shall be responsible for and promptly pay all expenses incurred by Olympic/Insurer under this Agreement. This responsibility shall not be altered whether the expenses are billed to Olympic/Insurer or E&S. These expenses shall include but not be limited to:

       (a) Salaries, related taxes and benefits of all employees of Olympic/Insurer.

       (b)    Transportation, lodging and meals of employees of Olympic/Insurer;

       (c)    Board and bureau fees;

       (d) Income and state and local sales taxes, if any, directly applicable to Olympic/Insurer's business;

       (e)    State or guaranty fund assessments;

       (f) Losses and loss adjustment expenses incurred by or at the direction of Olympic/Insurer;

       (g)    Reinsurance costs;

       (h) Legal and auditing expenses incurred by, on behalf of or at the direction of Olympic/Insurer; and

       (i) Such other expenses as are customarily borne by insurance companies.

ARTICLE 8 - HANDLING OF FUNDS

8.1 E&S shall accept and maintain at all times all premium collected and other funds relating to the business underwritten by E&S under this Agreement in the capacity


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of a fiduciary and trustee for Olympic/Insurer.  The privilege of retaining commissions shall not be construed as changing the fiduciary capacity.

8.2 E&S shall establish and maintain a premium trust account designated Transre Insurance Services Premium Trust Account-Olympic or Transre Insurance Services Premium Trust Account - [insurer's name] in a bank mutually agreed by E&S and Olympic/Insurer and shall deposit into such premium trust account all premiums collected by E&S hereunder. E&S shall have the right to transfer funds held in such premium trust account to successor banks with the prior written consent of Olympic. Such banks shall be members of the Federal Reserve System whose deposits are insured by the Federal Deposit Insurance
Corporation. E&S shall be entitled to retain any interest earned on funds deposited in such premium trust accounts.

8.3 E&S shall maintain signature authority on such premium trust accounts and may use any and all premium and other funds collected by E&S under this Agreement for the following purposes:

        (a) Payments of amounts due Olympic/Insurer pursuant to this Agreement;

        (b) Return of unearned premiums arising due to cancellation or endorsement of Policies underwritten or delivered by E&S;

        (c) Payment of E&S', Sub-producers' and others' compensations as described in Article 4;

        (d)     Return of money deposited in error;

        (e)     Withdrawal of interest due E&S hereunder, and

        (f)     Making of investments authorized by law.

8.4 E&S shall not commingle any funds in such premium trust accounts with funds in E&S' corporate accounts or other funds held by E&S in any other capacity.

8.5 E&S shall render accounts to Olympic/Insurer detailing all premium trust account transactions, and remit to Olympic all funds due under this Agreement by the end of the month following the month during which E&S collected such funds for the account of Olympic/Insurer.

8.6 Neither party shall be liable for any loss which occurs by reason of the default or failure of the bank in which an account is carried.

8.7 E&S shall refund commission on Policy cancellations, reductions in premiums or any other return premiums at the same rate at which such commissions were originally retained.

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8.8     Neither Olympic/Insurer nor E&S shall offset any balances due under this Agreement with any amounts due under any other agreement between Olympic/Insurer and/or its affiliates and E&S and/or its affiliates.

ARTICLE 9 - OWNERSHIP OF BOOKS AND RECORDS

9.1 Upon termination of this Agreement, E&S' records and the exclusive use and control of expirations of business produced by Sub-producers retained by E&S and contracts with such Sub-producers shall remain the sole property of E&S and be left in E&S' undisputed possession, provided E&S is not then in default of any payment obligation to Olympic/Insurer hereunder. If E&S is then in default of any such payment obligation and has not cured such default within 15 days of Olympic/Insurer's notice to E&S thereof, ownership of the records, use and control of expirations and contracts with Sub-producers shall become and remain vested in Olympic/Insurer until such time as such payment has been made.

9.2 E&S hereby assigns to Olympic/Insurer as security for the payment obligations of E&S under this Agreement all sums due or to become due to E&S from any insureds whose Policies were underwritten by E&S hereunder.
Olympic Insurer shall have full authority to demand and collect such sums if E&S is then in default of any payment obligation to Olympic/Insurer hereunder and has not cured such default within 15 days of Olympic/Insurer's notice to E&S thereof.

9.3 E&S pledges and grants to Olympic/Insurer to further secure the payment obligations of E&S hereunder all of E&S' records of expirations of Policies, including, but not limited to, the ownership and use of such expirations. Olympic/Insurer shall have the rights of the holder of a security interest granted by law, including, but not limited to, the rights of foreclosure to effectuate such security interest, and E&S hereby agrees peaceably to surrender possession of such records to Olympic/Insurer upon demand.

9.4 E&S agrees that this Agreement or a copy hereof may be filed as a financing statement, if Olympic/Insurer so elects. E&S further agrees to sign a UCC-1 Form to secure Olympic/Insurer's security interest in the expirations and renewals upon reasonable request by Olympic/Insurer; provided that upon termination of this Agreement and E&S not being in default of any payment obligation to Olympic/Insurer hereunder, Olympic/Insurer immediately shall cancel or terminate such filing.

ARTICLE 10 - INDEPENDENT CONTRACTOR RELATIONSHIP

10.1 Nothing contained in this Agreement shall be construed to create the relationship of employer and employee between Olympic/Insurer and E&S, or between Olympic/Insurer and any employees, representatives or Sub-producers retained by E&S. E&S shall carry out its responsibilities hereunder subject to is own discretion and not subject to time or manner directions of Olympic/Insurer.

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ARTICLE 11 - ADVERTISING

11.1 Before E&S uses Olympic/Insurer name in any form of advertising, a copy of the proposed advertisement shall be forwarded to Olympic/Insurer. No such or advertisement shall be used without the prior written permission of Olympic/Insurer. All agreements with Sub-producers shall require that before they use Olympic/Insurer's name in any advertising, a copy of the proposed advertisements shall be forwarded to Olympic/Insurer, and that no such advertisements shall be used without the prior permission of Olympic/Insurer.

11.2 If an advertisement containing Olympic/Insurer's name is used by E&S or Sub-producers retained by E&S, E&S shall maintain a copy of the advertisement and full details concerning where, when and how it was used, and comply with all legal requirements regarding content, review and approval of advertising and maintenance of records. E&S, however, shall not be required to maintain records of the names and addressees of recipients of any direct mailing or advertising but shall only record the geographical area in which such mailing or advertising was used except to the extent retention of such information is required by law.

ARTICLE 12 - E&S' LICENSING

12.1 E&S has and shall maintain current licenses and authorities as required by law for the conduct of its business pursuant to this Agreement.

12.2 E&S shall be responsible for verifying that all Sub-producers retained by E&S maintain appropriate licenses and authorities as required by law for conduct of their businesses.

12.3 E&S shall maintain in force agreements, in form reasonably satisfactory to Olympic/Insurer, with Sub-producers retained by E&S hereunder.

ARTICLE 13 - E&S' SALE OR TRANSFER

13.1 In the event a majority interest in E&S is to be sold or transferred or E&S is to merge or be consolidated with another firm not under common control, controlling or controlled by E&S or Olympic/Insurer, E&S shall give 30 days advance written notice to Olympic/Insurer, to allow Olympic/Insurer, at its election:

        (a)     To consent to assignment of this Agreement to the successor;

        (b)     To enter into a new agreement with the successor; or

        (c)     To terminate this Agreement.

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13.2            Olympic/Insurer shall notify E&S of its decision within 15 days of the receipt of the notice.

13.3 E&S shall notify Olympic/Insurer in writing within 15 days if there is a change in:

                (a) Ownership of ten percent or more of the outstanding voting stock of E&S; or

                (b)     The president of E&S.

ARTICLE 14 - INDEMNITY AGREEMENT
--------------------------------

14.1 E&S shall indemnify and hold Olympic/Insurer harmless from any and all claims, causes of action, damages, judgments, fines, penalties and expenses (including, but not limited to, attorney's fees and costs of court) which may be made against Olympic/Insurer by anyone, including any governmental agency or regulatory authority, and which arise, either directly or indirectly, principally out of any negligent or grossly negligent actions or inactions or willful misconduct or violation of any statute or regulation by E&S including, but not limited to any negligent or grossly negligent actions or inactions or willful misconduct or violation of any statute or regulation by any Sub-producer retained by E&S or any of E&S' or such Sub-procuders' employees or representatives arising under this Agreement.

14.2 Olympic shall indemnify and hold E&S harmless from any and all claims, causes of action, damages, judgments, fines, penalties and expenses (including, but not limited to, attorney's fees and costs of court) which may be made against E&S and which arise, either directly or indirectly, principally out of any negligent or grossly negligent actions or inactions or willful misconduct or violation of any statute or regulation by Olympic, including, but not limited to, any negligent or grossly negligent actions or inactions or willful misconduct or violation of any statute or regulation by Olympic's employees or representatives arising under this Agreement.

14.3 If any person seeks indemnity hereunder ("Indemnified Person"), the Indemnified Person shall give the indemnifying party ("Indemnifying Party") prompt written notice of the claim, cause of action, damage, judgment, fine, penalty and expense against which indemnification is sought, including copies of all documents and information reasonably relating thereto. The Indemnifying Party promptly shall commence defending the Indemnified Person through competent attorneys reasonably satisfactory to the Indemnified Person. The Indemnified Person shall cooperate with the Indemnifying Party in such defense, but the ultimate decision whether to defend or settle shall be made by the Indemnified Person.

14.4 If either party shall institute any lawsuit to enforce the obligations assumed by the other party under this Agreement, the prevailing party shall be entitled to recover


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from the other party all costs, expenses, judgments and attorney's fees incurred by the prevailing party in connection with the lawsuit.

14.5 E&S has and shall maintain E&O insurance with an insurer reasonably acceptable to Olympic/Insurer and providing coverage of the greater of (i) the minimum required by law or (ii) $1,000,000.

ARTICLE 15 - MEDIATION AND VENUE

15.1 If irreconcilable differences of opinion arise as to the interpretation of this Agreement, either party may request, in writing, mediation of such difference of opinion. Such mediation shall be conducted pursuant to Commercial Mediation Rules of the American Arbitration Association. Such mediation shall be conducted in Chicago, Illinois, and concluded within 30 days after notice of mediation. The costs of the parties incurred in the mediation shall be allocated by the mediator pursuant to the equities of the parties with respect to the matters mediated.


15.2 If any dispute cannot be resolved by mediation, the parties agree that the courts of Illinois shall have exclusive jurisdiction to resolve any such dispute and that the internal law of Delaware will apply to the interpretation and enforcement of the dispute.

ARTICLE 16 - TERMINATION
------------------------

16.1 This Agreement shall be terminable by either party (i) upon 15 days' prior written notice to the other party for "cause" (defined, as hereinafter used, as the other party's permanent legal or physical inability to perform its obligations hereunder, the other party's conviction of a felony or the other party's "Material Breach" of this Agreement and failure to cure such Material Breach within the applicable cure period); and (ii) upon 90 days prior written notice to the other party as of the end of any calendar quarter. A "Material Breach" shall consist of (a) failure by a party to pay any amount due hereunder when due, which is not paid within 15 days following the other party's written demand for such payment, or (b) the failure to obtain or maintain, or the termination or suspension of, a license, permit or other authority necessary for a party to conduct its business as contemplated hereunder which is not cured within 30 days.

16.2 Upon termination, E&S promptly shall deliver or cause to be delivered to Olympic/Insurer, at Olympic's expense, all property of Olympic/Insurer in E&S' control or possession, including but not limited to, EDP equipment owned by Olympic/Insurer, Policies, manuals, forms, unused drafts and all materials used in servicing of Policies, including computerized and data processing records and the physical equipment required for the processing of those records and data. If E&S fails to deliver such property within 15 days after the termination of this Agreement, E&S shall bear all reasonable expenses which Olympic/Insurer may expend or cause to be expended in obtaining such items. If policy supplies cannot be accounted for by E&S or have been destroyed, lost or mislaid,


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E&S agrees to protect, defend, and hold Olympic/Insurer harmless from all persons and claims whatsoever arising with respect to such policy supplies.

16.3 Olympic/Insurer may, for "cause," in its sole discretion, suspend any and all of E&S' authority pursuant to this Agreement. Such suspension shall be effective upon written notification to E&S setting forth the nature of the for "cause" determination in reasonable detail.

16.4 In the event of termination of this Agreement by Olympic for "cause," any indebtedness of E&S to Olympic/Insurer and all premiums in the possession of E&S, or for the collection of which E&S is responsible, shall become immediately due to Olympic/Insurer.

16.5 The failure of either party to declare promptly a default or breach of any of the terms and conditions of this Agreement shall not be construed as a waiver of any such terms and conditions, nor stop either party from thereafter demanding full and complete compliance herewith.

16.6 Notwithstanding the termination of this Agreement, the provisions of this Agreement shall continue to apply to all unfinished business to the end that all obligations and liabilities incurred by each party as a result of this Agreement shall be fully performed and discharged.

ARTICLE 17 - MISCELLANEOUS
--------------------------

17.1 This Agreement supersedes all previous agreements, if any, whether written or oral, between Olympic/Insurer and E&S relating specifically to the subject matter hereof.

17.2 E&S shall not assign its rights and obligations under this Agreement in whole or in part without the prior written approval of Olympic.

17.3 Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural and any term stated in either the masculine, the feminine or the neuter gender, shall include the masculine, the feminine and the neuter gender. All captions and section headings are intended to be for purposes of reference only and do not affect the substance of the sections to which they refer.

17.4 Each party hereto agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.

17.5 In the event that any of the provisions, or portions thereof, of this Agreement are held to be illegal, invalid or unenforceable by any court of competent

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jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.


17.6 Any and all notices required or permitted to be given under this Agreement shall be in writing and shall be deemed given when deposited in the United States Postal Service, Certified Mail, Return Receipt Requested, or faxed with confirmation by phone to a vice president or more senior officer of the recipient, to the parties' addresses as provided below or such other addresses provided by the parties:

                                    OLYMPIC:
                      Olympic Underwriting Managers, Inc.
                    400 Perimeter Center Terrace, Suite 345
                               Atlanta GA  30346
                            Attn:  James Satterfield

                                      E&S:
                           Transre Insurance Services
                       c/o Exstar E&S Insurance Services
                               2029 Village Lane
                               Solvang CA  93463
                         Attn:  Peter J. O'Shaughnessy

17.7 This Agreement may be executed in multiple counterparts, each of which and together shall constitute an original document.


OLYMPIC:                                        E&S:

Olympic Underwriting Managers, Inc.             Transre Insurance Services

By:       [SIG]                                 By:       [SIG]
   ---------------------------------              -----------------------------
Date:  10/9/96                                  Date:     10/9/96
     -------------------------------                 --------------------------

                                                Exstar E&S Insurance Services

                                                By:       [SIG]
                                                   ----------------------------
                                                Date:     10/9/96
                                                     --------------------------


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